As filed with the Securities and Exchange Commission on May 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	06-1397316 (I.R.S. Employer Identification No.)

251 Ballardvale St., Wilmington, MA (Address of Principal Executive Offices)	01887 (Zip Code)

Charles River Laboratories International, Inc. 2018 Incentive Plan
(Full Title of the Plan)

David P. Johst
Corporate Executive Vice President,
General Counsel and
Chief Administrative Officer
Charles River Laboratories International, Inc.
251 Ballardvale St.
Wilmington, MA 01887

(Name and Address of Agent for Service)

(781) 222-6000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)(3)

Common Stock, par value $0.01 per share	7,198,598 shares	$103.81	$747,286,458.38	$93,037.17

(1)  This Registration Statement on Form S-8 (this “Registration Statement”) also relates to such indeterminate number of additional shares of Charles River Laboratories International, Inc. Common Stock as may be required pursuant to the Registrant’s 2018 Incentive Plan in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Registrant's capital stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based on the average of the high ($104.65) and low ($102.96) prices of the Registrant’s Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on May 16, 2018.

(3)  Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE ANNUAL PLAN INFORMATION.*

  * The Section 10(a) prospectus being delivered by Charles River Laboratories International, Inc. (the “Company” or the “Registrant”) to participants in the Charles River Laboratories International, Inc. 2018 Incentive Plan (the “Plan”), as required by Rule 428 under the Securities Act, has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) which have been reserved for issuance pursuant to the Plan. The information regarding the Plan required in the Section 10(a) prospectus is included in documents (including the documents incorporated by reference pursuant to Item 3 of Part II hereof) being maintained and delivered by the Company to participants in the Plan as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof, as is required by Item 2 of Part I of Form S-8. The request shall be delivered to the Company, Attention: General Counsel at 251 Ballardvale Street, Wilmington, MA, 01887, and the telephone number at that location is (781) 222-6000.

Part II.

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

 We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, as filed with the Commission on February 13, 2018;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, as filed with the Commission on May 10, 2018;

(c)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 16, 2018, February 13, 2018 (two Current Reports), March 26, 2018, April 3, 2018 and May 14, 2018;

(d)	The Registrant’s Definitive Proxy Statement for the 2018 annual meeting of shareholders held on May 8, 2018, as filed with the Commission on March 29, 2018; and

(e)	The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 001-15943) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

Not applicable.

Item 5. Interest of Named Experts and Counsel

David P. Johst, who has issued the opinion of the Registrant's law department on the legality of the Common Stock offered hereby, is Corporate Executive Vice President, General Counsel and Chief Administrative Officer of the Registrant. Mr. Johst owns shares of the Common Stock and holds employee stock options to purchase the Common Stock, restricted stock, restricted stock units and performance share units. Mr. Johst is eligible to participate in the Plan.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“Delaware Law”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s second amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware Law.

Section 102(b)(7) of the Delaware Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation provides for such limitation of liability.

  The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty, misstatement, error or omission committed in their capacity as directors or officers of the Registrant. Such policies of insurance also provide coverage to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Filed with this Form S-8	Incorporated by Reference
			Form	Filing Date	Exhibit No.
4.1	Form of certificate representing shares of common stock, $0.01 par value per share		S-1	June 23, 2000	4.1
4.2	Second Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.		S-1	June 23, 2000	3.1
4.3	Fifth Amended and Restated By-Laws of Charles River Laboratories International, Inc.		8-K	May 16, 2016	3.2
5.1	Opinion of David P. Johst, Esq., as to the legality of the securities being registered	*
23.1	Consent of David P. Johst, Esq. (included in Exhibit 5.1)	*
23.2	Consent of PricewaterhouseCoopers LLP	*
24.1	Power of Attorney (included on the signature page of this Registration Statement)	*
99.1	Charles River Laboratories International, Inc. 2018 Incentive Plan		10-Q	May 10, 2018	10.2

Item 9. UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts on May 18, 2018.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/ JAMES C. FOSTER James C. Foster Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, David P. Johst and David R. Smith and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date
By:	/s/ JAMES C. FOSTER	Chairman and Chief Executive Officer	May 18, 2018
James C. Foster

By:	/s/ DAVID R. SMITH	Corporate Executive Vice President and	May 18, 2018
	David R. Smith	Chief Financial Officer

By:	/s/ MICHAEL G. KNELL	Corporate Senior Vice President and	May 18, 2018
	Michael G. Knell	Chief Accounting Officer

By:	/s/ ROBERT J. BERTOLINI	Director	May 18, 2018
Robert J. Bertolini

By:	/s/ STEPHEN D. CHUBB	Director	May 18, 2018
Stephen D. Chubb

By:	/s/ DEBORAH T. KOCHEVAR	Director	May 18, 2018
Deborah T. Kochevar

By:	/s/ MARTIN W. MACKAY	Director	May 18, 2018
Martin W. Mackay

By:	/s/ JEAN-PAUL MANGEOLLE	Director	May 18, 2018
Jean-Paul Mangeolle

By:	/s/ GEORGE E. MASSARO	Director	May 18, 2018
George E. Massaro

By:	/s/ GEORGE M. MILNE, JR.	Director	May 18, 2018
George M. Milne, Jr.

By:	/s/ C. RICHARD REESE	Director	May 18, 2018
C. Richard Reese

By:		Director
Craig B. Thompson

By:	/s/ RICHARD F. WALLMAN	Director	May 18, 2018
Richard F. Wallman

Exhibit Index

Exhibit No.	Description	Filed with this Form S-8	Incorporated by Reference
			Form	Filing Date	Exhibit No.
4.1	Form of certificate representing shares of common stock, $0.01 par value per share		S-1	June 23, 2000	4.1
4.2	Second Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.		S-1	June 23, 2000	3.1
4.3	Fifth Amended and Restated By-Laws of Charles River Laboratories International, Inc.		8-K	May 16, 2016	3.2
5.1	Opinion of David P. Johst, Esq., as to the legality of the securities being registered	*
23.1	Consent of David P. Johst, Esq. (included in Exhibit 5.1)	*
23.2	Consent of PricewaterhouseCoopers LLP	*
24.1	Power of Attorney (included on the signature page of this Registration Statement)	*
99.1	Charles River Laboratories International, Inc. 2018 Incentive Plan		10-Q	May 10, 2018	10.2